PulmoHeal™ & COVID-19

Ayurveda, Modern Biotech and AI to Address the COVID Pandemic in India

VUONG TRIEU

Feb 17, 2021

Windlas Healthcare (P) Limited
Plot No. 183 & 192, Mohabewala Industrial Area,
Dehradun, Uarakhand-248110

Mateon Oncotelic Therapeutics
29397 Agoura Rd Ste 107
Agoura Hills, CA, 91301-2542 United States

PulmoHeal Market Analysis (OTC)

- PulmoHeal is positioned to capture two segments of respiratory health market on launch
  1) **Respiratory Viral Infection:** The Global OTC Cold & Flu Drugs market is expected to reach $26.4 billion by 2027, growing at a CAGR of 8.4%.
  2) **Idiopathic Pulmonary Fibrosis :** Idiopathic pulmonary fibrosis (IPF) is a type of lung disease that results in scarring (fibrosis) of the lungs for an unknown reason. Over time, the scarring gets worse and it becomes hard to take in a deep breath and the lungs cannot take in enough oxygen. Risk factors include viruses and exposure to tobacco smoke. Currently there is nothing available for IPF.
- PulmoHeal is supported by clinical trial showing more than 2x faster recovery following viral infection
- Based on its mechanism of action we are expecting it to have the same clinical benefits against IPF post viral infection

2X Faster Recovery From Respiratory Viral Infection





windlas
PulmoHeal™
3 x 1 x 5 Capsules
Artemisia Annua Extract Capsule
PulmoHeal™ is International Pharmacopoeial grade and has been clinically tested in India and around the world
HEALTH SUPPLEMENT
Supports respiratory functions



Log-rank P-value = 0.004
SOC+ PulmoHeal (N=18)
SOC (N=10)
Recovery (%)
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- Vuong Trieu, Saran Saund, Prashant V. Rahate, Viljay B. Barge, K. Sunil Nalk, Hitesh Windlass, Fatih M. Uckun. Targeting TGF-b pathway with COVID-19 Drug Candidate PulmoHeal/PulmoHeal Accelerates Recovery from Mild-Moderate COVID-19. 2021. **In press**.
- Fatih M. M. Uckun, M.D., Ph.D* , Saran Saund, Hitesh Windlass and Vuong Trieu. Repurposing Anti-Malaria Phytomedicine Artemisinin as a COVID-19 Drug. Mini Review, Front. Pharmacol. Experimental Pharmacology and Drug Discovery. 2021. **In press**

Supporting Publications

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Targeting TGF-β pathway with COVID-19 Drug Candidate ARTIVeda/PulmoHeal Accelerates Recovery from Mild-Moderate COVID-19

Vuong Trieu, Saran Saund, Prashant V. Rahate, Viljay B. Barge, K. Sunil Naik, Hitesh Windlass, Fatih M. Uckun
doi: https://doi.org/10.1101/2021.01.24.21250418

This article is a preprint and has not been peer-reviewed [what does this mean?]. It reports new medical research that has yet to be evaluated and so should *not* be used to guide clinical practice.

Abstract | Full Text | Info/History | Metrics | Preview PDF

ABSTRACT

Our COVID-19 drug candidate ARTIVeda™/PulmoHeal is a novel gelatin capsule formulation of the Artemisia extract Ayurveda for oral delivery of TGF-β targeting anti-malaria phytomedicine Artemisinin with documented anti-inflammatory and anti-SARS-CoV-2 activity. Here we report the safety and efficacy of ARTIVeda™ in adult COVID-19 patients with symptomatic mild-moderate COVID-19, who were treated in a randomized, open-label Phase IV study in Bangalore, Karnataka, India (Clinical Trials Registry India identifier: CTRI/2020/09/028044). ARTIVeda showed a very favorable safety profile, and the only ARTIVeda-related adverse events were transient mild rash

frontiers in Pharmacology | Experimental Pharmacology and Drug Discovery

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THIS ARTICLE IS PART OF THE RESEARCH TOPIC
Drug Repurposing for COVID-19 Therapy View all 38 Articles >

MINI REVIEW ARTICLE

Front. Pharmacol. | doi: 10.3389/fphar.2021.649532

MINIREVIEW Repurposing Anti-Malaria Phytomedicine Artemisinin as a COVID-19 Drug

Provisionally accepted The final, formatted version of the article will be published soon. Notify me

Fatih M. M. Uckun, M.D., Ph.D[1*], Saran Saund[2], Hitesh Windlass[3] and Vuong Trieu[2]

[1]Ares Pharmaceuticals, LLC, United States
[2]Oncotelic, Inc., United States
[3]Windlas Biotech Pvt. Ltd., India

Artemisinin is an anti-inflammatory phytomedicine with broad-spectrum antiviral activity. Artemisinin and its antimalarial properties were discovered by the Chinese scientist Tu Youyu, who became one of the laureates of the 2015 Nobel Prize in Physiology or Medicine for this breakthrough in tropical medicine. It is a commonly used anti-malaria drug. Artemisinin has recently been repurposed as a potential COVID-19 drug. Its documented anti-SARS-CoV-2 activity has been attributed to its

>90% Accurate AI Respiratory Health Assessment

PulmoHeal Benefits	
Hay Fever:	Inflammation ↓
Respiratory Viruses:	Viral Replication↓
COPD:	Inflammation/Oxidation↓
Asthma:	Lung Function ↑ Remodeling ↓
Pulmonary Fibrosis:	Fibrosis/Inflammation↓
Lung Cancer:	Growth/Invasion/Metastasis↓

Respiratory Assessment	
Cough Pattern	Normal or Restrictive or Obstructive
Risk	Yes or No
Severity	Low/ Medium/ High
Dry Cough Count	Number of dry coughs
Wet Cough Count	Number of wet coughs
Cough Severity Score	0-10, if 7-10 please consult your doctor

- Dorothy H.J. Cheong, Daniel W.S. Tan, Fred W.S. Wong, Thai Tran. Anti-malarial drug, artemisinin and its derivatives for the treatment of respiratory diseases. Pharmacological Research Volume 158, 2020,104901. ISSN 1043-6618. https://doi.org/10.1016/j.phrs.2020.104901.
- Rudraraju, G., Palreddy, S. D., Mamidgi, B., Sripada, N. R., Sai, Y. P., Vodnala, N. K., & Haranath, S. P. (2020). Cough sound analysis and objective correlation with spirometry and clinical diagnosis. Informatics in Medicine Unlocked, 19. https://doi.org/10.1016/j.imu.2020.100319

Supporting Publications

ELSEVIER

Pharmacological Research
Volume 158, August 2020, 104901

Review

Anti-malarial drug, artemisinin and its derivatives for the treatment of respiratory diseases

Dorothy H.J. Cheong [a], Daniel W.S. Tan [b], Fred W.S. Wong [b, c, d], Thai Tran [a]

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Abstract

Artemisinins are sesquiterpene lactones with a peroxide moiety that are isolated from the herb *Artemisia annua*. It has been used for centuries for the treatment of fever and chills, and has been recently approved for the treatment of malaria due to its endoperoxidase properties. Progressively, research has found that artemisinins displayed multiple pharmacological actions against inflammation, viral infections, and cell and tumour proliferation, making it effective against diseases. Moreover, it has displayed a relatively safe toxicity profile. The use of artemisinins against different respiratory diseases has been investigated in lung cancer models and

ELSEVIER

Informatics in Medicine Unlocked
Volume 19, 2020, 100319

Cough sound analysis and objective correlation with spirometry and clinical diagnosis

Gowrisree Rudraraju [a], ShubhaDeepti Palreddy [a], Baswaraj Mamidgi [a], Narayana Rao Sripada [a], Y. Padma Sai [b], Naveen Kumar Vodnala [b], Sai Praveen Haranath [c]

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https://doi.org/10.1016/j.imu.2020.100319   Get rights and content

Abstract

In India, there are 100 million people who suffer from various respiratory problems; globally it is about 1–1.2 billion. The main problem attributed to the prevalence of respiratory diseases is lack of cost-effective and lab-free methods for early diagnosis. Spirometry is the standard clinical test procedure for detection of respiratory problems, but it requires repetition, and is also expensive and not available in rural areas.

Phase IV PMS Platform

Potential Indications	
Allergic Rhinitis:	Hay Fever/ 600M pts
Respiratory Viruses:	Common Cold & Flu/5-20% world population
COPD:	Chronic obstructive pulmonary disease/ >250M pts
Asthma:	Allergen induced swelling of the airways. 1 in 13 affected.
Pulmonary Fibrosis:	Chronic, progressive, fibrosing interstitial pneumonia/ 10 per 100,000
Lung Cancer:	Most commonly occurring cancer in men and the third most commonly occurring cancer in women. 2M new cases per year

Survey Informations	
Indications	As specified in potential indications
Cough assessment	Severity and type of cough
Speech assessment	Severity and type of obstruction
Longitudinal Data	Across the 5 days of treatment
PulmoHeal vs. SOC	Patient by patient roll out
Site vs. Site	Site by site roll out

- Forum of International Respiratory Societies. The Global Impact of Respiratory Disease – Second Edition. Sheffi eld, European Respiratory Society, 2017.
- Galanti M et al (2019). Rates of asymptomatic respiratory virus infection across age groups. Epidemiology and Infection.147, e176, 1–6. https://doi.org/10.1017/S0950268819000505

Supporting Publications

The Global Impact of Respiratory Disease – Second Edition

Forum of International Respiratory Societies

United for Lung Health

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Home > Journals > Epidemiology & Infection > Volume 147 > Rates of asymptomatic respiratory virus infection across...



EPIDEMIOLOGY &
INFECTION

Epidemiology & Infection

Rates of asymptomatic respiratory virus infection across age groups

Published online by Cambridge University Press: **15 April 2019**

M. Galanti, R. Birger, M. Ud-Dean, I. Filip, H. Morita, D. Comito, S. Anthony, G. A. Freyer, S. Ibrahim, B. Lane, N. Matienzo, C. Ligon, R. Rabadan, A. Shittu, E. Tagne and J. Shaman

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Article contents

Abstract

Respiratory viral infections are a leading cause of disease worldwide. A variety of respiratory viruses produce infections in humans with effects ranging from asymptomatic to life-treathening. Standard surveillance systems typically only target severe infections (ED

Influenza Is Deadly Around the World

- Map of influenza fatality rate across the globe. Each country is coded to show how many people die every year from flu-related illness per 100,000 in population count.
- https://championtraveler.com/news/the-us-flu-season-is-bad-this-year-but-influenza-is-still-way-more-deadly-around-the-world/
- Africa- a major peak during March and September (end of winter)
- India- two peaks - a major peak during the winter (January to March) and a minor but significant peak in the post-monsoon season of August to October.


Annual Flu-Related Deaths per 100k population
200+
165-199
125-164
100-124
80-99
55-79
45-54
35-44
25-34
20-24
10-19
0-9
ChampionTrav

windlas + MATEON THERAPEUTICS

Vaccine vs. Therapeutics

- COVID-19 is slated to become endemic with vaccine escape mutations arising from all regions
- Vaccine will need redesign possibly annually
- Therapeutics are need to treat infected patients



Clade
19A
19B
20A
20B
20C
20D
20E (EU1)
20F
20G
20H/501YV2
20I/501YV1
20J/501YV3
20H/501YV2
20G
20D
20B
20E (EU1)
19A
20F
20I/501Y.V1
20J/501YV3

Overall Strategy


PMS- OTC
PulmoHeal- OTC
ARTIHealth- OTC

1) Rapid Deployment of the Product to address emerging and/or new Indications
2) Crowd sourcing/ Democratizing Drug Development